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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Firstwave Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Firstwave Technologies, Inc.
Suite 1000
2859 Paces Ferry Road
Atlanta, Georgia 30339

April 1, 2003

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Firstwave Technologies, Inc. (the "Company"), which will be held at 2:00 P.M. on May 1, 2003 at the Company's corporate offices located at 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339.

        The principal business of the meeting will be (i) to elect five directors to serve until the next annual meeting, (ii) to present for shareholder approval an amendment to the Company's 1993 Stock Option Plan to increase the number of shares reserved for future grants under the plan from 516,667 to 816,667 and (iii) to transact such other business as may properly come before the meeting. During the meeting, we will review the results of the past year and report on significant aspects of our operations for 2003.

        Your vote is important.    Whether or not you plan to attend the Annual Meeting, please take the time to complete, sign, date, and return the enclosed proxy card in the postage-prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your vote.

Sincerely yours,
/s/ Richard T. Brock
Richard T. Brock President and Chief Executive Officer

Firstwave Technologies, Inc.
Suite 1000
2859 Paces Ferry Road
Atlanta, Georgia 30339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The Annual Meeting of Shareholders of Firstwave Technologies, Inc. (the "Company") will be held at 2:00 P.M. on May 1, 2003, at the Company's corporate offices located at 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339. The meeting is called for the following purposes:

  (1)
  To elect five directors to serve until the next annual meeting and until their successors are elected and qualified;

  (2)
  To present for shareholder approval an amendment to the Company's 1993 Stock Option Plan to increase the number of shares reserved for future grants under the plan from 516,667 to 816,667; and

  (3)
  To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 18, 2003, as the record date for the purpose of determining the shareholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

        The officers and directors of the Company cordially invite you to attend the meeting. To ensure your representation at the meeting, you are urged to mark, date, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

By order of the Company's Board of Directors,
/s/ Richard T. Brock
Richard T. Brock President and Chief Executive Officer

April 1, 2003
Atlanta, Georgia

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE REQUEST YOU COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

Firstwave Technologies, Inc.
Suite 1000
2859 Paces Ferry Road
Atlanta, Georgia 30339

PROXY STATEMENT

        This Proxy Statement is furnished by and on behalf of the Board of Directors of Firstwave Technologies, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at 2:00 P.M. on May 1, 2003, at the Company's corporate offices located at 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about April 1, 2003 to the Company's shareholders of record on March 18, 2003 (the "Record Date").

        THE COMPANY'S BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

SHARES ENTITLED TO VOTE AND RELATED MATTERS

Q:
What am I voting on?

A:
You are being asked to vote on two proposals:

  Proposal 1—the election of five directors to serve until the next annual meeting and until their successors are elected and qualified. Three of the five directors who have been nominated are incumbent directors from 2002.

  Proposal 2—the approval of an amendment to our 1993 Stock Option Plan to increase the number of shares reserved for future grants under the plan from 516,667 to 816,667.

  You are also being asked to give the proxies named on the proxy card your proxy to vote on any other business properly coming before the meeting.

Q:
Who is entitled to vote?

A:
Holders of our common stock, our Series A Convertible Preferred Stock, our Series B Convertible Preferred Stock, and our Series C Convertible Preferred Stock as of the close of business on March 18, 2003, the record date, are entitled to vote.

Q:
How many shares can be voted?

A:
As of the record date, shareholders were entitled to cast approximately 3,292,771 votes at the annual meeting, as set forth in the table below. Each shareholder of common stock is entitled to one vote for each share held. The holders of our preferred stock generally vote together with the holders of our common stock and are entitled to cast one vote for each share of common stock into which the preferred stock is convertible.

Class	Shares Outstanding March 18, 2003	Votes Entitled to be Cast
Common Stock	2,627,625	2,627,625
Series A Preferred	10,000	161,812
Series B Preferred	7,020	86,667
Series C Preferred	10,000	416,667

Total Votes Entitled to be Cast	2,654,645	3,292,771

Q:
How do I vote?

A:
Complete, sign and mail us your proxy card. If you return your signed proxy card but do not indicate how you wish to vote, your shares will be voted FOR each of the proposals described in this Proxy Statement. You may, of course, attend the meeting in person and vote. However, even if you plan to attend the meeting, we ask that you sign and return a proxy card.

Q:
What if I change my mind after I return my proxy?

A:
You may revoke your proxy and change your vote at any time before the meeting. You may do this by signing and sending a written notice of revocation or another proxy with a later date than the one you want to revoke, or by voting in person at the meeting.

Q:
Who will count the votes?

A:
The chairman of the board of directors will select the inspectors of the election for our annual meeting. The inspectors will ascertain the number of shares outstanding and the voting power of the shares, determine the shares represented at the meeting, determine the validity of proxies and ballots, count all votes and determine the results of the voting. The inspectors will deliver a written report after the meeting.

Q:
What constitutes a quorum?

A:
There must be a quorum for the meeting to be held. A quorum is a majority of the voting power of the outstanding shares. To be counted towards the quorum, shareholders may be present at the meeting or represented by proxy. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Broker non-votes, or proxies submitted by brokers as holders of record on behalf of their customers that do not indicate how to vote on the proposal, are also considered part of the quorum. However, Broker non-votes and abstentions are not counted in the tally of votes FOR or AGAINST the proposal. As a result, Broker non-votes and abstentions will have no effect on the two proposals except to the extent they assist in constituting a quorum.

Q:
What happens if the annual meeting is postponed or adjourned?

A:
If the annual meeting is postponed or adjourned for any reason, including to permit the further solicitation of proxies, at any subsequent reconvening of the meeting all proxies will be voted in the same manner as they would have been voted at the original meeting. However, as described above, you may revoke your proxy and change your vote at any time before the reconvened meeting.

Q:
How many votes are required to approve each proposal?

A:
Each proposal will be deemed approved by the shareholders as follows:

  Proposal 1—Directors are elected by a plurality of the votes, which means the five nominees who receive the highest number of votes FOR will be elected as directors.

  Proposal 2—The Option Plan amendment will be approved if a majority of the voting power of all shares present, in person or by proxy, and voted at the Annual Meeting vote FOR the proposal.

Q:
Who is paying for this proxy solicitation?

A:
We are paying the cost of soliciting proxies. In addition to mailing these materials, our officers, directors and employees will solicit proxies, either personally or via telephone or facsimile. They will not be paid specifically for this solicitation activity.

  We will also reimburse brokerage houses and other custodians, nominees and fiduciaries who are record holders for their reasonable expenses in forwarding these materials to the beneficial owners of those shares. Furthermore, we may engage a firm to help solicit proxies. The extent to which we and our proxy solicitation firm must solicit proxies depends entirely upon how soon proxy cards are returned. Please send in your proxy cards immediately.

Q:
Where can I find more information about Firstwave?

A:
We are subject to the information requirements of the Exchange Act and are required to file reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy our reports, proxy statements and other information at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may also obtain copies of the reports, proxy statements and other information from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Commission maintains a world wide web site on the internet at http://www.sec.gov that contains reports, proxies, information statements, and registration statements and other information filed with the Commission through the EDGAR system. Our common stock is traded on the Nasdaq SmallCap Market (Symbol: FSTW), and our reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, NW Washington, D.C. 20006.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Board of Directors of the Company presently consists of five members. The current terms of all existing directors expire upon the election and qualification of the directors to be selected at this Annual Meeting. James R. Porter, who has served on the Board of Directors since the Company's initial public offering in March of 1993, has decided not to seek reelection to the Board. The Board of Directors has nominated Roger A. Babb, Richard T. Brock, Richard D. Jackson, John F. Keane and Alan I. Rothenberg for election to the Board of Directors at the Annual Meeting. Each member is to serve until the 2004 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

        All Shares represented by properly executed proxies received in response to this solicitation and not revoked before they are exercised will be voted in the manner specified therein by the shareholders. If no specification is made, the proxy will be voted FOR the election of the nominees listed in this Proxy Statement to the Board of Directors. Each nominee has consented to serve as a director of the Company if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board of Directors, but in no event will the proxy be voted for more than five nominees. The Board of Directors has no reason to believe that any of its nominees will be unable or will decline to serve as a director.

        Shareholders may withhold their votes from the entire slate of nominees by so indicating in the space provided on the enclosed proxy card. Shareholders may withhold their votes from any particular nominee by writing that nominee's name in the space provided for that purpose on the enclosed proxy card.

        Set forth below is certain information furnished to the Company by each nominee.

Director Nominee Biographical Information

ROGER A. BABB
Age: 56

        Mr. Babb has been a director of the Company since March 1999. He is President and founder of Operation Simulation Associates, Inc., a software company developing power system simulation software and providing consulting services to the electric power industry. He is also Chief Executive Officer of Babb International and a director of Babb Lumber Company, Inc.; both are building material manufacturing companies. He earned his BS in Electrical Engineering from the Georgia Institute of Technology.

RICHARD T. BROCK
Age: 55

        Mr. Brock has been a director of the Company since the Company's inception in October 1984, and currently serves as the Company's President and Chief Executive Officer. He is the founder of the Company and served as the Company's Chief Executive Officer from October 1984 until November 1992, and also from November 1994 until December 1996. Mr. Brock is the founder of Brock Capital Partners, a capital investment firm. He is also a director of Datastream Systems, Inc., a leading provider of maintenance software. Prior to founding the Company, Mr. Brock founded and served as Chief Executive Officer of Management Control Systems, Inc. Mr. Brock received a MBA from Louisiana State University and a BS from Spring Hill College. He is also a Certified Public Accountant.

RICHARD D. JACKSON
Age: 66

        Mr. Jackson is Chairman of the Board of ebank.Financial Services, Inc., a unitary thrift holding company that serves the financial needs of both retail and small business customers through its Atlanta-based banking center and the Internet. From 1993 to 1996, Mr. Jackson served as Vice Chairman and Senior Executive Vice President of First Financial Management Corporation, from 1986 to 1993 served as Vice Chairman, Chief Executive Officer and President of Georgia Federal Bank and from 1974 to 1986 served as Chief Executive Officer and President of First Georgia Bank. Mr. Jackson also serves as a director of Schweitzer-Mauduit International, Inc., a diversified producer of premium specialty papers and the world's largest supplier of fine papers to the tobacco industry. Mr. Jackson earned his BBA from Marshall University and graduated from Louisiana State University School of Banking of the South.

JOHN F. KEANE
Age: 71

        Mr. Keane has been a director of the Company since December 1997. He is Chairman of Keane, Inc., an application development, outsourcing, and integration services firm, which he founded in 1965. Previous to this, Mr. Keane held various positions in marketing for IBM and was a consultant for Arthur D. Little. He serves as a director of American Power Conversion Inc., a provider of power protection systems and iPower Logistics, an e-marketplace for industrial distributors and manufacturers. He is a graduate of Harvard College and Harvard School of Business.

ALAN I. ROTHENBERG
Age: 63

        Mr. Rothenberg has been a director of the Company since February 2003. From 1990 until his retirement in 2000, Mr. Rothenberg was a Partner at Latham & Watkins, one of the world's largest and most successful law firms, offering sophisticated corporate finance, mergers & acquisitions, technology transactions, venture & technology, and strategic partnering/private investment funds practices. From 1968 to 1990, Mr. Rothenberg was founder and Managing Partner of Manatt, Phelps, Rothenberg, & Phillips, a Los Angeles law firm specializing in business and commercial litigation including practices in the sports, entertainment, and financial fields. From 1990 through 1998, he served as President of the United States Soccer Federation. Mr. Rothenberg serves on the boards of directors of Major League Soccer, United States Soccer Foundation, Los Angeles County Bar Association Dispute Resolution Services, Constitutional Rights Foundation, Los Angeles Convention and Visitors Bureau, LA Sports Council, and Zenith National Insurance, which provides workers' compensation insurance and participates in the worldwide reinsurance business. He received his BA from the University of Michigan and his JD, with distinction, from the University of Michigan Law School.

Required Vote

        Directors are elected by a plurality of the votes cast, which means the five nominees who receive the highest number of votes FOR, in person or by proxy, will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

Additional Information Concerning the Board of Directors

        The Company's Board of Directors held four meetings during 2002. The Board has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. No director attended less than 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served. Effective October 2, 2002, Michael T. McNeight resigned his position on the Board. Effective February 7, 2003, Alan I. Rothenberg was appointed to the Board to fill the vacancy created by Mr. McNeight's resignation.

        The Audit Committee in 2002 consisted of Messrs. Keane, McNeight, Porter, and Babb. Mr. Keane served as Chairman of the Audit Committee during 2002. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, reviewing and making recommendations to the Board regarding the Company's engagement of independent accountants, the annual audit of the Company's financial statements, and the Company's internal accounting practices and policies. The Audit Committee met twice during 2002. The Audit Committee adopted its Audit Committee Charter on March 29, 2001.

        The Compensation Committee in 2002 consisted of Messrs. Keane, McNeight, Porter, and Babb. Mr. Porter served as Chairman of the Compensation Committee during 2002. The responsibilities of the Compensation Committee include, in addition to such other duties as the Board may specify, making recommendations to the Board regarding compensation arrangements for senior management of the Company (including annual bonus compensation), the adoption of any compensation plans in which management is eligible to participate and the grants of stock options or other benefits under such plans. The Compensation Committee met three times during 2002.

        During 2002, each non-management director of the Company received an annual retainer of $5,000 and a fee of $2,500 for each day on which he attended a Board or committee meeting. During 2002, each non-management director of the Company was granted options to purchase a total of 1,667 shares of Common Stock pursuant to the Company's 1993 Stock Option Plan. Also during 2002, 26,002 options were granted to non-management directors related to a Stock Exchange Program which allowed each of the Company's directors and employees who held options under the Option Plan with an exercise price of greater than $10.00 the opportunity to surrender those options for cancellation in exchange for new options to be granted approximately six months and one day after cancellation. All such options were granted at fair market value on the date of grant, with the exception of those issued to Mr. Brock, which were issued at 110% of fair market value pursuant to the terms of the plan. All such options vest over four years, and have an exercise period of ten years. Directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.

Executive Officers

        The executive officers of the Company serve at the discretion of the Board of Directors. At the end of 2002, the executive officers of the Company consisted of Richard T. Brock, Debbie N. Qaqish, David R. Simmons, and Judith A. Vitale. Ms. Qaqish resigned her position as Vice President of US Sales effective February 13, 2003. Set forth below is certain information furnished by each of the officers of the Company.

RICHARD T. BROCK—Please see biographical information contained on Page 3.

DAVID R. SIMMONS
Age: 47

        Mr. Simmons joined the Company as Chief Operating Officer in October 2002. Prior to his role at Firstwave, Mr. Simmons served as President and CEO of the Technology Association of Georgia (TAG) from its inception in 1999 until September 2002. Mr. Simmons continues to serve on TAG's Board of Directors. Prior to TAG, Mr. Simmons was Chief Operating Officer of Measured Marketing Inc. He has an extensive background in sports management, serving as Chief Operating Officer of the 1996 Atlanta Paralympic Games and Venue Executive Director of the 1994 World Cup USA, Los Angeles. Mr. Simmons is on the Advisory Council of ICAPP, the University System of Georgia's Intellectual Capital Partnership Program, and the Advisory Board of the Dupree College of Management, and previously served on the Entrepreneurial Program and the Steering Committee for the Metropolitan Atlanta Chamber of Commerce "Industries of the Mind" initiative. Mr. Simmons received a BA in Economics from the University of California at Irvine and an MBA in Finance and Accounting from the University of Southern California.

JUDITH A. VITALE
Age: 48

        Ms. Vitale has served the Company as Chief Financial Officer since November of 2001. Prior to that time, she held various positions with the Company since its formation in October 1984, including Vice President and Director of Finance and Administration, Manager of Administration, Manager of Finance, and Corporate Controller. From 1979 until the formation of the Company, Ms. Vitale was the Manager of Administration at Management Control Systems, Inc. She has a BS in Management from Shorter College.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the "SEC"). Directors, executive officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, with the exception of Messrs. Porter, Brock, Keane, and McNeight and Ms. Vitale each of whom were 10 days late in filing their September 20, 2002 Forms 4 related to the Company's stock exchange program, and Mr. Simmons who was 8 days late in filing his October 11, 2002 Form 3, all of its directors and executive officers complied during 2002 with all applicable Section 16(a) filing requirements. These Forms 4 were the first filings after the August 29, 2002 enactment of the two-day reporting requirement; otherwise the filings would have been in compliance.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information concerning (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors and director nominees of the Company, (iii) the executive officers named in the Summary Compensation Table included elsewhere herein (the "Named Executive Officers"), and (iv) all directors and current executive officers of the Company as a group. Except as otherwise indicated in the footnotes below, such information is provided as of March 18, 2003. According to rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, or right, conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned, and their address is 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock. All share amounts have been adjusted to reflect a one-for-three reverse split of the Company's Common Stock effective September 12, 2001.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Richard T. Brock	1,023,359	(1)	33.2%
Roger A. Babb	16,503	(2)	*
James R. Porter	16,389	(3)	*
John F. Keane	10,836	(4)	*
Judith A. Vitale	9,694	(5)	*
Alan I. Rothenberg	2,000		*
David R. Simmons	—

All directors and executive officers as a group (7 persons)	1,078,781	(6)	34.9%

(1)
Includes 14,544 shares subject to options exercisable and 640,207 shares that may be acquired upon conversion of preferred stock on or before May 18, 2003.

(2)
Includes 9,169 shares subject to options exercisable on or before May 18, 2003.

(3)
Includes 10,836 shares subject to options exercisable and 3,086 shares that may be acquired upon conversion of preferred stock on or before May 18, 2003.

(4)
Includes 10,836 shares subject to options exercisable on or before May 18, 2003.

(5)
Includes 9,691 shares subject to options exercisable on or before May 18, 2003.

(6)
Includes 55,076 shares subject to options exercisable and 643,293 shares that may be acquired upon conversion of preferred stock on or before May 18, 2003.

EXECUTIVE COMPENSATION

        Under the SEC rules for proxy statement disclosure of executive compensation, the Compensation Committee of the Board of Directors of the Company has prepared the following report on executive compensation. Set forth below is a discussion of the Company's executive compensation philosophy and policies as established and implemented by the Compensation Committee for 2002.

Compensation Committee Report on Executive Compensation

        In past years, the Compensation Committee set the levels and types of compensation for its executive officers based generally upon (i) perceived levels and types of compensation paid by the Company's competitors to their executive officers, (ii) the desire to have some portion of each executive officer's compensation be incentive in nature, and (iii) an evaluation of each executive officer's ability to contribute to the continued success of the Company. During 2002, the executive officer's compensation included short term incentive compensation based on attainment of revenue and net income goals.

        In light of the Company's compensation policy, the components of its executive compensation program in 2003 will be base salaries, short term incentive awards in the form of cash bonuses or commissions, and long-term incentive awards in the form of stock options. The procedure used to determine the level of each of these components of compensation is discussed in more detail below.

        Base Salaries.    The Compensation Committee typically reviews various studies and reports regarding base salary levels for officers of other public companies in the software industry holding the same or similar positions as the executive officers of the Company. Although the data used by such compensation consultants may be available publicly, the Compensation Committee uses such industry information in the form provided by its compensation consultants to take advantage of the analytical input provided by such consultants that makes such industry information more directly applicable to the Company and the functions performed by its executive officers, including the Named Executive Officers. The Compensation Committee then sets each officer's salary level based on the officer's experience level, the scope and complexity of the position held (taking into account any changes to be made), and the officer's performance during the past year.

        Short-Term Incentive Compensation—Bonuses and Commissions.    The goal of the short-term incentive component of the Company's compensation packages is to place a significant portion of each officer's compensation at risk to encourage and reward a high level of performance each year.

        For 2003, the Compensation Committee has set the short-term incentive compensation levels at 45% to 50% of total compensation. The criteria for earning bonuses are Company-level financial performance targets (including growth in revenues, operating income, and cash).

        Long-Term Incentive Compensation—Stock Options.    The goal of the long-term incentive component of the Company's compensation packages is to secure, motivate, and reward officers and align their interests with the interests of shareholders through the grant of stock options. Under the Option Plan, the Compensation Committee is authorized to grant incentive and non-qualified stock options to key employees. The number of options granted is based on the position held by the individual, his or her performance, the prior level of equity holdings by the officer and the Compensation Committee's assessment of the officer's ability to contribute to the long-term success of the Company. The Compensation Committee receives and takes into account data provided by its compensation consultants regarding executives in comparable positions and management's recommendations concerning proposed option grants. No particular weight is given to any single factor. Options granted generally vest in equal annual increments over a period of four years and terminate at the end of 10 years. For a summary of option grants in 2002 to the Company's Named Executive Officers, see "Executive Compensation Tables—Table II—Option Grants in 2002."

        Compensation of the Chief Executive Officer.    The compensation of Mr. Brock was established for 2002 by the Compensation Committee. His base salary for 2002 was $250,000, which represented a $10,000 increase from his salary in 2001. The salary was based on the Compensation Committee's assessment of Mr. Brock's contributions to the Company and his experience and capabilities in the Company's industry. In 2002, Mr. Brock had a short-term incentive compensation plan whereby he could earn $250,000 (at target) in incentive pay. Due to the Company's attainment of revenue and net income goals for 2002, Mr. Brock earned 94% of his incentive target.

        Compensation of the Chief Operating Officer.    The compensation of Mr. Simmons was established by the Compensation Committee. His annualized base salary for 2002 was $210,000. The salary was based on the Compensation Committee's review of other executives in similar positions in the software industry as well as the assessment of Mr. Simmons experience and expected contributions to the Company. In the fourth quarter of 2002, Mr. Simmons had a short-term incentive compensation plan whereby he could earn $10,000 in incentive pay. Due to the Company's attainment of revenue and net income goals for 2002, Mr. Simmons earned 100% of his incentive target.

        Compensation of the Chief Financial Officer.    The compensation of Ms. Vitale was established for 2002 by the Compensation Committee. Her base salary for 2002 was $170,000. The salary was based on the Compensation Committee's assessment of Ms. Vitale's contributions to the Company and her experience and capabilities in the Company's industry. In 2002, Ms. Vitale had a short-term incentive compensation plan whereby she could earn $80,000 (at target) in incentive pay. Due to the Company's attainment of revenue and net income goals for 2002, Ms. Vitale earned 81% of her incentive target.

        Limitations on Deductibility of Compensation.    Under the Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. Although the Compensation Committee has not and does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for executive officers.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS Roger A. Babb John F. Keane James R. Porter, Chairman

        The report on executive compensation of the Board of Directors shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's Annual Report to Shareholders or Form 10-K.

Compensation Committee Interlocks and Insider Participation

        During 2002, the Compensation Committee of the Board of Directors consisted of Messrs. Babb, Keane, McNeight, and Porter, with Mr. Porter serving as Chairman. None of such members serves or has served as an officer or employee of the Company. No executive officer of any entity with an executive officer of the Company serving as one of its directors served on the Company's Board of Directors during 2002.

Certain Transactions

        On April 26, 1999, the Company sold 10,000 shares of its Series A Convertible Preferred Stock for an aggregate purchase price of $1,000,000 to Mr. Brock, the Company's Chief Executive Officer. The Series A Convertible Preferred Stock accumulates dividends at a rate of 9% that are payable in cash. For the year of 1999, the Company paid $61,444 of dividends in cash to Mr. Brock in January 2000, pursuant to the terms of the preferred stock. For the year of 2000, the Company paid $90,000 in dividends in cash with interest over twelve months, in equal payments, to Mr. Brock, beginning February 15, 2001, pursuant to the terms of the preferred stock. For the year of 2001, the Company paid $90,000 of dividends in cash to Mr. Brock in January 2002, pursuant to the terms of the preferred stock. For the year of 2002, the Company paid $90,000 of dividends in cash to Mr. Brock, pursuant to the terms of the preferred stock. The Preferred Stock is convertible into Common Stock of the Company at the option of the holder at a conversion price of $6.18.

        On November 15, 2000, the Company sold 5,000 shares of its Series B Convertible Preferred Stock for an aggregate purchase price of $500,000 to Mr. Brock, and issued 250 shares of its Series B Convertible Preferred Stock for an aggregate purchase price of $25,000 to Mr. Jim Porter, a director of the Company. The Series B Convertible Preferred Stock accumulates dividends at a rate of 9% that are payable in cash. For the years 2000 and 2001, the Company paid $50,671 of dividends in cash to Mr. Brock and $2,453 of dividends in cash to Mr. Porter in January of 2002. For the year 2002, the Company paid dividends in cash to Mr. Brock and Mr. Porter of $45,000 and $2,250, respectively. The Preferred Stock is convertible after a period of six months from issuance into Common Stock of the Company at the option of the holder at a conversion price of $8.10.

        On February 12, 2001, Richard Brock loaned the Company $750,000, pursuant to the terms of a promissory note with interest paid annually at nine percent (9%), with a maturity date of January 15, 2002.

        On July 18, 2001, Mr. Brock executed a new convertible secured promissory note in exchange for the promissory note dated February 12, 2001, providing for the automatic conversion of the note into preferred stock upon the required shareholder approval. Such approval was obtained September 7, 2001 at a Special Meeting of Shareholders, and the note was automatically converted into 10,000 shares of Series C Convertible Preferred Stock. The Series C Convertible Preferred Stock accumulates dividends at a rate of 9% that are payable in cash monthly. For the year of 2001, the Company paid $21,452 of dividends in cash to Mr. Brock, pursuant to the terms of the preferred stock. For the year of 2002, the Company paid $67,500 of dividends in cash to Mr. Brock, pursuant to the terms of the preferred stock. The Preferred Stock is convertible into Common Stock of the Company at the option of the holder at a conversion price of $1.80.

        On July 18, 2001, Mercury Fund II, Ltd. invested $500,025 in the Company through the form of a purchase of a convertible secured promissory note that would automatically convert into equity in the form of preferred stock when the required shareholder approval was obtained. Such approval was obtained September 7, 2001 at a Special Meeting of Shareholders, and the investment was automatically converted into 6,667 shares of Series C Convertible Preferred Stock. The Series C Convertible Preferred Stock accumulates dividends at a rate of 9% that are payable in cash monthly. For the year of 2001, the Company paid $14,302 of dividends in cash to Mercury Fund II, Ltd., pursuant to the terms of the preferred stock. For the year of 2002, the Company paid $32,036 of dividends in cash to Mercury Fund II, Ltd., pursuant to the terms of the preferred stock. The Preferred

Stock is convertible into Common Stock of the Company at the option of the holder at a conversion price of $1.80.

        The transactions relating to the conversion of Mr. Brock's promissory note and the issuance of Series C Preferred Stock were described in detail in the Company's proxy statement mailed to shareholders in August 2001 in connection with the September 7, 2001 Special Meeting of Shareholders.

        Other than compensation arrangements described elsewhere in this Proxy Statement and the above referenced transactions, the Company was not a party to any transaction (or series of transactions) nor did it have any relationship with any related party requiring disclosure of such transaction or relationship under applicable SEC disclosure rules during 2002.

Executive Compensation Tables

        The following tables set forth certain information required by the SEC relating to various forms of compensation earned by the persons serving as Chief Executive Officer ("CEO") of the Company during 2002 and the other executive officers whose total salary and bonus for 2002 equaled or exceeded $100,000.

Table I—Summary Compensation Table

        Table I presents the total compensation paid to or accrued by the Named Executive Officers during 2002, 2001, and 2000.

Long Term Compensation(1)
		Annual Compensation				All Other Compensation(2)
Name and Position		($) Salary	($) Bonus	($) Other Annual Compensation(3)	Options (#)
	Year					($)
Richard T. Brock President and CEO	2002 2001 2000	250,000 240,000 240,000	235,022 — 38,220	— — —	13,334 2,417 6,667	3,411 — —
David R. Simmons(4) COO	2002	46,173	10,000	—	25,000	263
Judith A. Vitale CFO	2002 2001 2000	170,000 155,000 138,333	64,631 — 17,200	— — —	11,999 10,750 3,333	48,628 1,987 2,328
R. Kelly Mayo(5) VP, Client Services	2002 2001 2000	99,098 135,000 5,625	— — —	— — —	— 8,333 19,083	23,055 —
Debbie N. Qaqish(6) VP, Sales	2002 2001	140,000 5,833	— —	— —	— 15,000	12,188 —

(1)
The Company did not award any restricted stock or other long-term incentives other than stock options during 2000, 2001 or 2002 to its officers. Accordingly, columns relating to such awards have been omitted.

(2)
Includes Company matching contributions to the indicated person's 401 (k) plan account, commissions, severance pay and option income.

(3)
Information with respect to certain perquisites and other personal benefits awarded to the named executive officers has been omitted because in each case, the aggregate value of these items is less than $50,000 or 10% of the executive's annual salary and bonus for the years reported above.

(4)
Mr. Simmons joined the Company as an executive officer on October 11, 2002, with an annualized salary of $210,000.

(5)
Mr. Mayo joined the Company on December 18, 2000, with an annualized salary of $135,000. He resigned his position on September 15, 2002.

(6)
Ms. Qaqish joined the Company on December 17, 2001, with an annualized salary of $140,000. She resigned her position on February 13, 2003.

Table II—Option Grants in 2002

        Table II presents information regarding options granted to the Named Executive Officers during 2002 to purchase shares of Common Stock. In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Individual Grants
	No. of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees during Year
Exercise or Base Price ($)/Share
Name				Date of Expiration	5% ($)	10% ($)
Richard T. Brock	6,667 6,667	4.05 4.05	7.71 7.01	09/20/12 09/20/12	24,725 29,392	69,818 74,485
David R. Simmons	25,000	15.17	5.55	10/11/12	87,259	221,132
Judith A. Vitale	333 8,333 3,333	0.20 5.00 2.00	7.01 7.01 7.01	09/20/12 09/20/12 09/20/12	1,468 36,736 14,694	3,720 93,097 37,237

(1)
These options become exercisable in 25% increments on the first, second, third, and fourth anniversaries of the date of grant. Shares may be withheld upon exercise to pay applicable withholding taxes. Under certain circumstances, the options are subject to immediate vesting in the event of a change of control of the Company. Those grants shown with an expiration date of 09/20/12 are grants issued a result of the Officers' participation in the Stock Exchange Program which allowed each of the Company's directors and employees who held options under the Option Plan with an exercise price of greater than $10.00 the opportunity to surrender those options for cancellation in exchange for new options to be granted approximately six months and one day after cancellation.

Table III—Aggregated Option Exercises in 2002 and 2002 Year-End Option Values

        Table III presents information regarding options exercised for shares of the Common Stock during 2002 and the value of unexercised options held at December 31, 2002. There were no SARs outstanding during 2002. Accordingly, columns relating to such awards have been omitted. The value of exercisable and unexercisable in-the-money options at year-end was calculated based on $15.92, the closing sale price of a share of Common Stock reported on the Nasdaq SmallCap Market on December 31, 2002.

			Number of Unexercised Options at Year-End (#)
					Value of Unexercised In-the-Money Options at Year End(1) $
	Shares Acquired on Exercise #
Name		Value Received $
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard T. Brock	—	—	12,273	5,145	112,655	53,475
R. Kelly Mayo	6,857	17,430	—	—	—	—
Debbie N. Qaqish	—	—	3,750	11,250	56,138	168,413
David R. Simmons	—	—	—	25,000	—	259,250
Judith A. Vitale	8,939	45,796	6,171	11,810	47,384	124,083

(1)
Value of Unexercised In-the-Money Options at December 31, 2002 is calculated as follows: Per Share Closing Sale Price on December 31, 2002 less Per Share Exercise Price times the Number of Shares Subject to Unexercised Options. The per share price on December 31, 2002 was $15.92.

Performance Graph

        The following indexed line graph indicates the Company's total return to shareholders from December 31, 1997 to December 31, 2002, as compared to total return for the Russell 2000 and Russell 2000-Technology indices for the same period. The Russell 2000 index is comprised of the 2,000 publicly traded companies with market capitalizations (in terms of number of shares outstanding) ranked immediately below the 1,000 companies with the highest market capitalizations. The Russell 2000-Technology index is comprised of the 2,000 publicly traded companies in the high-technology industry with market capitalizations (in terms of number of shares outstanding) ranked immediately below the 1,000 companies in the high-technology industry with the highest market capitalizations.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG FIRSTWAVE TECHNOLOGIES, INC., THE RUSSELL 2000 INDEX
AND THE RUSSELL 2000 TECHNOLOGY SECTOR INDEX

*
$100 Invested on 12/31/97 in stock or index-
including reinvested of dividends.
Fiscal year ending December 31.

PROPOSAL 2—AMENDMENT OF THE COMPANY'S
1993 STOCK OPTION PLAN

Description of Plan and Proposed Amendment

        The Firstwave Technologies, Inc. 1993 Stock Option Plan (the "Option Plan") permits the issuance of both incentive and non-qualified stock options to purchase Common Stock to directors and employees of the Company. The Option Plan currently provides for the grant of options to purchase up to 516,667 shares of Common Stock to such directors and key employees, as adjusted for the one-for-three reverse stock split of the Company's Common Stock effective September 12, 2001. On March 19, 2002 the Company completed a Stock Exchange Program that offered each of its directors and employees who held options under the Option Plan with an exercise price of greater than $10.00 the opportunity to surrender those options for cancellation in exchange for new options to be granted approximately six months and one day after cancellation. Approximately 81,684 options were exchanged under this program, and the Company granted 81,684 new options on September 20, 2002. As of March 18, 2003, options to purchase 378,173 shares (net of forfeitures) had been granted under the Option Plan, leaving 12,829 shares available for future grants. The number of shares reserved under the Option Plan is subject to adjustment in the event of stock dividends, stock splits, recapitalizations, and similar events. The primary purpose of the Option Plan is to secure and retain employees and directors by giving them an opportunity to invest in the future success of the Company.

        The proposed amendment of the Option Plan, if approved by the shareholders of the Company, would increase from 516,667 to 816,667 the number of shares available for grants of options under the Option Plan. If the amendment of the Option Plan is approved, the Company will have 312,829 shares available for future grants under the Option Plan. Options to purchase shares of Common Stock reserved for issuance under the Option Plan may be granted to employees (93 persons as of March 18, 2003), including executive officers (five persons), and to non-employee directors (four persons).

Description of the Option Plan

        The Option Plan is administered by a committee of the Board of Directors made up of at least two members. The Board of Directors will consider the advisability of complying with the disinterested standards contained in Section 162(m) of the Internal Revenue Code (the "Code") and in Rule 16(b)(3) (promulgated under the Securities Exchange Act of 1934) when appointing members. The Compensation Committee of the Board of Directors presently serves in this capacity.

        The Compensation Committee selects the individuals to receive options, determines the type of option granted, the number of shares subject to an option and the other terms and conditions of an option consistent with the provisions of the Option Plan; provided, however, that all terms and conditions of the grants of options to directors, as described below, are determined by the provisions of the Option Plan. No employee, however, may be granted during any single fiscal year of the Company the rights to shares of Common Stock under options and stock appreciation rights which, in the aggregate, exceed 100,000 shares of Common Stock. The Compensation Committee also interprets the provisions of the Option Plan and may prescribe, amend and rescind rules and regulations relating to it. The Compensation Committee is also under certain circumstances authorized to delegate to one or more officers of the Company authority to grant options to any prospective optionee who is not and will not at the time of the option grant be a "reporting person" for purposes of Section 16 of the Securities Exchange Act of 1934.

        Options granted pursuant to the Option Plan are nontransferable except by will or the laws of descent and distribution. The exercise price of each option granted may be paid in cash or, if the optionee's agreement so provides, in shares previously owned by the optionee, by any combination of shares and cash or by means of a "cashless exercise" through a broker. The term of an incentive stock option may not exceed ten years from the date of grant and the exercise price of an incentive stock option may not be less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value if the optionee owns more than 10% of the outstanding Common Stock).

        Options granted under the Option Plan are exercisable in such amounts, at such intervals and upon such terms as the Compensation Committee shall provide in written agreements reflecting the options, subject to certain limitations specified in the Option Plan.

        Each non-management director is eligible to receive an option to acquire 1,667 shares of the Common Stock annually if they continue in service through their respective service anniversary dates (as described in the Option Plan). Each newly appointed non-management director is eligible to receive an initial option to acquire 6,667 shares of the Common Stock on the date of appointment. These grants of options to directors have a term of ten years and become exercisable in annual one-fourth increments following the date of grant and have a per share exercise price equal to the fair market value of a share of Common Stock determined as of the option grant date.

        Prior to certain changes of control of the Company, unless the surviving entity agrees to assume the options, provisions shall be made to cause each outstanding option to become fully exercisable prior to the change in control and to terminate upon consummation of the transaction or event causing the change in control.

        For additional information concerning the number and type of options issued pursuant to the Option Plan through the end of 2002, see "Executive Compensation—Table I—Summary Compensation Table" and "—Table II—Option Grants in 2002." For additional information concerning option exercises in 2002, see "Executive Compensation—Table III—Aggregated Option Exercises in 2002 and 2002 Year-End Option Values." As of March 18, 2003, the closing sale price of a share of Common Stock reported on the Nasdaq SmallCap Market was $12.21

        Set forth below is the number of incentive and non-qualified options that had been granted to certain employees and certain groups of employees or directors and remained outstanding as of December 31, 2002.

Name	Incentive Options Granted(1)	Non-Qualified Options Granted(1)
Richard T. Brock	9,084	8,334
Debbie N. Qaqish	15,000	—
David R. Simmons	25,000	—
Judith A. Vitale	17,981	—
All executive officers as a group (4 persons)	67,065	8,334
All directors who are not Executive officers as a group (4 persons)	—	40,005
All non-executive employees as a group (71 persons)	240,628	566

(1)
Options granted to executive officers and non-executive employees become exercisable in 25% increments on the first, second, third and fourth anniversaries of the date of grant. All of the options granted expire ten years from the date of grant or earlier if the optionee dies or ceases to be employed by the Company.

Equity Compensation Plan Information

        The table below contains certain information regarding our equity compensation plans as of the end of 2002.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plan approved by security holders:
Stock Option Plan	356,598		$5.93		49,983	(1)
Employee Stock Purchase Plan	—	(2)	$—	(2)	17,761
Equity compensation plan not approved by security holders:
Warrants	18,667	(3)	$2.81		0

Total	375,265				67,744

(1)
Excludes the proposed increase of 300,000 shares in the aggregate number of shares of common stock available for issuance under the Amended Stock Plan, which is subject to shareholder approval as described in this proxy statement.

(2)
We maintain an Employee Stock Purchase Plan that permits employees who have worked full-time for us for at least six months to have payroll deductions made to purchase shares of our common stock during specified purchase periods. The purchase price is 85% of the fair market value per share of our common stock on the last business day of the purchase period. Consequently, we do not know the number of shares or the price at which shares will be purchased for any purchase periods that are currently in effect.

(3)
Represents warrants issued to Silicon Valley Bank on December 19, 2000 related to the issuance of a Line of Credit Agreement. These warrants expire December 19, 2005.

New Plan Benefits

        The table below outlines certain awards proposed to be issued in 2003 if the Amended Stock Plan is approved by our stockholders.

Name and Position	Dollar Value(1)	Number of Units
Executive Officers	0	30,000	(2)
Non-executive employee	0	5,000	(3)

(1)
Options will be issued with an exercise price equal to the fair market value of a share of common stock determined as of the date the options are granted.

(2)
Represents options proposed to be issued to two individuals who became Executive Officers of Firstwave in connection with Firstwave's acquisition of Connect Care, Inc. in March, 2003. 10,000 options will vest over a one-year period and 20,000 options will vest over a 4-year period.

(3)
Options will vest over 4 years

        It is anticipated that if the Amended Stock Plan is approved by our stockholders, additional stock option awards will be issued in 2003. Because the amount of awards to be received by any participant in the Amended Stock Plan is determined by our compensation committee in its discretion, the amount of future awards to be granted to any person or group of persons (other than those listed above) is not currently determinable.

  Federal Income Tax Consequences

        The following discussion outlines generally the federal income tax consequences of participation in the Option Plan. Individual circumstances may affect these results. The federal income tax law and regulations are frequently amended, and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Option Plan.

        Non-qualified Stock Options.    The recipient of a non-qualified option under the Option Plan is not subject to any federal income tax upon the grant of such option nor does the grant of the option result in an income tax deduction for the Company. As a result of the exercise of an option, the recipient generally will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares transferred to the recipient upon exercise over the exercise price. Such fair market value generally will be determined on the date the shares of Common Stock are transferred pursuant to the exercise. However, if the recipient is subject to Section 16(b) of the Exchange Act, the date on which the fair market value of the shares transferred is determined will be the earlier of the last day of the six-month period beginning on the date the "property" is "purchased" or the first day on which a sale of the "property purchased" will not subject the recipient to suit under Section 16(b) of the Exchange Act. Alternatively, if such a recipient makes a timely election under Section 83(b) of the Code, such fair market value will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of Section 16(b) of the Exchange Act. The recipient will recognize ordinary income in the year in which the fair market value of the shares transferred is determined. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the recipient when such ordinary income is recognized by the recipient, provided the Company satisfied applicable federal income tax withholding requirements.

        Depending on the period the shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

        Special tax rules apply to a recipient who exercises a non-qualified option by paying the exercise price, in whole or in part, by the transfer of shares of Common Stock to the Company.

        Incentive Stock Options.    The recipient of an incentive stock option is not subject to any federal income tax upon the grant of such an option pursuant to the Option Plan, nor does the grant of an incentive stock option result in an income tax deduction for the Company. Further, a recipient will not recognize income for federal income tax purposes and the Company normally will not be entitled to any federal income tax deduction as a result of the exercise of an incentive stock option and the related transfer of shares of Common Stock to the optionee. However, the excess of the fair market value of the shares transferred upon the exercise of the incentive stock option over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the optionee for the year in which the option is exercised. Thus, certain optionees may increase their federal income tax liability as a result of the exercise of an incentive stock option under the alternative minimum tax rules of the Code.

        If the shares of Common Stock transferred pursuant to the exercise of an incentive stock option are disposed of within two years from the date the option is granted or within one year from the date the option is exercised, the optionee generally will recognize ordinary income equal to the lesser of (i) the gain recognized (i.e., the excess of the amount realized on the disposition over the exercise price) or (ii) the excess of the fair market value of the shares transferred upon exercise over the exercise price for such shares. If the optionee is subject to Section 16(b) of the Exchange Act, special rules may apply to determine the amount of ordinary income recognized upon the disposition. The balance, if any, of the optionee's gain over the amount treated as ordinary income on disposition generally will be treated as long- or short-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied. The Company normally would be entitled to a federal income tax deduction equal to any ordinary income recognized by the optionee, provided the Company satisfies applicable federal income tax withholding requirements.

        If the shares of Common Stock transferred upon the exercise of an incentive stock option are disposed of after the holding periods have been satisfied, such disposition will result in a long-term capital gain or loss with respect to the difference between the amount realized on the disposition and the exercise price. The Company will not be entitled to a federal income tax deduction as a result of a disposition of such shares after these holding periods have been satisfied.

Required Vote

        The affirmative vote of the shareholders having a majority of the voting power of all shares present, in person or by proxy, and voted at the Annual Meeting, is required to approve Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
VOTE IN FAVOR OF THE AMENDMENT TO THE OPTION PLAN

OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

SOLICITATION OF PROXIES

        The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. Certain directors, officers, and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians, and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

INDEPENDENT ACCOUNTANTS

        The Board of Directors has reappointed Cherry, Bekeart & Holland L.L.P. as the Company's independent accountants for 2003. A representative of this firm is expected to attend the Annual Meeting to respond to questions from shareholders and to make a statement if he so desires.

        On October 1, 2001, the Audit Committee of the Board of Directors of Firstwave Technologies, Inc. approved the engagement of Cherry, Bekaert & Holland L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 2001, and dismissed PricewaterhouseCoopers L.L.P.

        There were no disagreements with PricewaterhouseCoopers L.L.P. within the meaning of Instruction 4 of Item 304 of Regulation S-K as to any matter of accounting principles or practices,

financial statement disclosure, or auditing scope or procedure in connection with the audits of the Company's financial statements for the fiscal years ended December 31, 2000 and December 31, 1999, or for any subsequent interim period through June 30, 2001, which disagreements if not resolved to its satisfaction would have caused PricewaterhouseCoopers L.L.P. to make reference to the subject matter of the disagreement in their report on the Company's consolidated financial statements for such years.

        The reports of PricewaterhouseCoopers L.L.P. on the Company's consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified as to audit scope or accounting principles. The report of PricewaterhouseCoopers L.L.P. on the Company's consolidated financial statements for the fiscal year ending December 31, 2000 included an explanatory paragraph relating to the Company's ability to continue as a going concern.

        In 2002, the Company was billed the following fees by Cherry, Bekeart & Holland L.L.P. and PricewaterhouseCoopers L.L.P.

Audit Fees

        Cherry, Bekeart & Holland L.L.P. billed the Company $41,735 for audit-related services in 2002.

Financial Information Systems Design and Implementation Fees

        No fees were billed to the Company by PricewaterhouseCoopers L.L.P. or Cherry, Bekeart & Holland L.L.P. for financial information systems design implementation services in 2002.

All other Fees

        Cherry, Bekeart & Holland L.L.P. billed $8,000 for non-audit related services in 2002 which represented fees associated with the preparation of the Company's annual income tax return. PricewaterhouseCoopers L.L.P. billed $3,500 for non-audit-related services in 2002 related to their consent of the usage of their report dated April 16, 2001 in the financial statements for the year ended December 31, 2001.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter first adopted and approved on March 29, 2001. The members of the Audit Committee are independent directors, as defined by its charter and the rules of The Nasdaq Stock Market. The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2002, and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Cherry, Bekeart & Holland L.L.P., the Company's independent accountants. In addition, the Audit Committee discussed with the independent accountants their independence from the Company. The Audit Committee also considered whether the independent accountants' provision of certain other, non-audit related services to the Company is compatible with maintaining such accountants' independence. Based on its discussions with management and the independent accountants, and its review of the representations and information provided by management and the independent accountants, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Roger A. Babb James R. Porter John F. Keane, Chairman

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 2004

        Any proposal that a shareholder may desire to have included in the Company's proxy material for presentation at the Annual Meeting to be held in 2004 must be received by the Company at its executive offices at 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339, Attention: Mr. Richard T. Brock, on or prior to December 1, 2003.

        The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the Annual Meeting of Shareholders to be held in 2004 but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company at its principal executive office not later than February 15, 2004 and certain other conditions of the applicable rules of the SEC are satisfied.

ANNUAL REPORT

        The Company's 2002 Annual Report to Shareholders is being mailed to the Company's shareholders with this Proxy Statement.

April 1, 2003
Atlanta, Georgia

FIRSTWAVE TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF FIRSTWAVE TECHNOLOGIES, INC.

        The undersigned shareholder (s) of Firstwave Technologies, Inc., a Georgia Corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 1, 2003, and hereby appoints Richard T. Brock or Judith A. Vitale proxies and attorneys-in-fact, with full power of substitution, on behalf and in the same name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Shareholders of the Company to be held at 2:00 p.m. on Thursday, May 1, 2003, at the Corporate Offices of Firstwave Technologies Inc., 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia, 30339, and at any adjournment (s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1)
Election of Directors

☐ FOR all nominees listed below (except as indicated otherwise below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
NOMINEES: Roger A. Babb, Richard T. Brock, Richard D. Jackson, John F. Keane, and Alan I. Rothenberg
INSTRUCTIONS: To withhold authority for any individual nominee, mark "FOR" above and write the name of the nominee for whom you wish to withhold authority in the space provided below:

(2)
Amendment of the Company's 1993 Stock Option Plan to increase the number of shares reserved for future grants under the plan from 516,667 to 816,667.

        ☐ FOR                                      ☐ AGAINST                                      ☐ ABSTAIN

(3)
In their discretion, to transact such matter or matters which may properly come before the meeting or any adjournment(s) thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder(s). If no direction is made, it will be voted FOR the items listed (1) and (2) and as the proxies deem advisable on such other matters as may come before the meeting.

Dated	, 2003

Signature
Signature (if held jointly) Title of authority (if applicable)

NOTE: Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all persons is required. A corporation should sign its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person.

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PROXY STATEMENT
SHARES ENTITLED TO VOTE AND RELATED MATTERS
PROPOSAL 1—ELECTION OF DIRECTORS
BENEFICIAL OWNERSHIP OF COMMON STOCK
EXECUTIVE COMPENSATION
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG FIRSTWAVE TECHNOLOGIES, INC., THE RUSSELL 2000 INDEX AND THE RUSSELL 2000 TECHNOLOGY SECTOR INDEX
PROPOSAL 2—AMENDMENT OF THE COMPANY'S 1993 STOCK OPTION PLAN
OTHER MATTERS
SOLICITATION OF PROXIES
INDEPENDENT ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SHAREHOLDER PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 2004
ANNUAL REPORT